UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2011

ECA MARCELLUS TRUST I

(Exact name of Registrant as specified in its charter)

Delaware	001-34800	27-6522024
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

919 Congress Avenue

Austin, Texas   78701

(Address of principal executive offices)

Registrant’s Telephone Number, including area code: (800) 852-1422

Not applicable

(Former name, former address and former fiscal year,

if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On December 19, 2011 ECA Marcellus Trust I (the “Trust”) issued a press release announcing that Energy Corporation of America, the sponsor of the Trust (“ECA”), has informed The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) that ECA completed its drilling obligation to the Trust on November 30, 2011 by drilling 52 equivalent Development Wells as required by the Development Agreement entered into by ECA and the Trustee in connection with the formation of the Trust (the “Development Agreement”).  ECA calculated the 52 equivalent Development Wells as required by the Development Agreement, a copy of which is filed as exhibit 10.8 to the Trust’s Form 8-K filed with the SEC on July 13, 2010.    A copy of the press release is attached hereto as Exhibit 99.1.

The Trust will execute a release of the Drilling Support Lien and will also, pursuant to the Conveyances, reconvey to ECA all of the Subject Lands except for the portion that pertains to  Subject Gas in, under and that may be produced from any Development Well drilled pursuant to the Drilling Agreement.  In addition to the Development Wells the Trust also owns and retains a royalty interest in the fourteen (14) Producing Wells originally transferred to the Trust in connection with the formation of the Trust.

The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01. Financial Statements and Exhibits

(d)     Exhibits.

The following exhibit is furnished with this report:

99.1 Press release issued December 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ECA Marcellus Trust I

	By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

	By:	/s/ Mike Ulrich
	Name:	Mike Ulrich
	Title:	Vice President

Date: December 20, 2011

Exhibit Index

Exhibit Number	Description

99.1	Press release issued December 19, 2011.